Exhibit 99.1
Fermi Inc. Outlines Fermi 2.0 Strategic Evolution and Reports First Quarter 2026 Financial Results
Secures over 2 GW of power generation; advances ~11 GW of permitted capacity; closes ~$785 million in new equipment financing; strengthens governance; and accelerates commercial engagement
DALLAS, May 14, 2026 /PRNewswire/ -- Fermi Inc. (d/b/a Fermi America) (NASDAQ: FRMI) (LSE: FRMI), operating as Fermi America™ (“Fermi” or the “Company”), today reported first quarter 2026 financial results. A conference call is scheduled for 9 a.m. Eastern Time / 2 p.m. British Time today, May 14, 2026. Accompanying slides and prepared remarks can be found at https://investor.fermiamerica.com. Participation details are included in this release.
Fermi 2.0: Strategic Evolution
Fermi provided an update on its strategic evolution from an entrepreneurial startup into a scaled, institutional public company purpose-built to deliver gigawatt-scale private power to the AI economy.
“Fermi America is at a meaningful inflection point in its development,” said Marius Haas, Chairman of the Board of Directors. “Fermi 2.0 is about pairing the tangible asset base we’ve already constructed with the institutional capability required to realize its full value. We’ve converted investor capital into more than $1.4 billion of infrastructure at a site that few, if any, competitors can replicate on a comparable timeline. Over the next 90 days, we’re executing a disciplined plan that includes securing a binding tenant agreement, diligently managing working capital and liquidity, hiring our next CEO, exploring strategic partnerships for power/data center deployment acceleration, and delivering power at our project site. Our team is unified and focused on one primary objective to maximize long-term shareholder returns.”
Rick Perry, former Texas Governor, former U.S. Secretary of Energy and Co-Founder of Fermi America, said, “Fermi was founded to do something no one else in America is doing at this scale: bring gigawatts of private power to premier AI tenants in months, not years. Our strategy hasn't changed, and the team leading this next chapter has my full confidence and support. We have the right leadership, land, permits, equipment, and partners to scale to commercial operations and realize the full value of this unique project.”
Commercial Momentum and Accelerated Engagement
Tenant engagement has improved in recent weeks, and active discussions are ongoing with hyperscalers, neo-cloud providers, and enterprise compute operators.
Anna Bofa, Co-President, Office of the CEO, said, “Fermi 2.0 is about making the company easier to work with and creating a more streamlined commercial interface for customers and partners who want to move quickly and confidently. The uptick in interest from prospective tenants confirms our business plan. Fermi can deliver reliable power at scale, execute on our timeline, and serve as a trustworthy long-term operating partner. In recent weeks, we’ve hosted multiple prospective tenants and strategic partners who continue to view Project Matador as one of the most advanced and customer-ready, large-scale power campuses. They are looking for credible near-term power, real infrastructure, secured equipment, permitting progress, land control, and a team that can execute. These attributes set Fermi apart and are driving increased urgency in our commercial conversations. It gives us momentum and confidence in reaching new non-binding long-term agreements in the near future.”

Project Matador Operational and Regulatory Progress
Construction at Project Matador is progressing on schedule. Fermi’s flagship behind-the-meter energy and compute campus spans more than 7,500 acres in Carson County, Texas. At full build-out, the project is designed to deliver up to 17 GW of power from lower-carbon natural gas, advanced nuclear, solar, and battery storage to premier tenants. Quarterly milestones include:
•Established a clear path to commercial power delivery later this year by securing more than 2 GW of total power generation across owned and contracted assets.
•Obtained a ~6 GW Clean Air Permit from the Texas Commission on Environmental Quality (TCEQ), the second-largest permit of its kind in the United States.
•Filed an application with TCEQ for an additional ~5 GW Clean Air Permit, supporting full flexibility for build-out toward 17 GW.
•The U.S. Nuclear Regulatory Commission (NRC) named Project Matador an inaugural participant in its Environmental Impact Statement pilot program, an initiative designed to expedite nuclear licensing timelines for advanced reactor projects.
•Completed nearly 5 miles of natural gas lines, more than 11 miles of perimeter fencing, and over 7 miles of on-site water distribution lines.
•Both transmission systems were connected, which will deliver power upon grid interconnection later this year.
•The first six Siemens SGT-800 gas turbines arrived in the Port of Houston and cleared customs.
Strengthened Governance and Leadership
As part of Fermi 2.0, the Company has taken significant steps to enhance governance and leadership:
•In addition to Marius Haas assuming the role of Chairman of the Board, the Board was expanded from five to seven directors.
•Robert Masson joined as Interim Chief Financial Officer, bringing more than 20 years of public-company financial leadership.
•Executive recruiting firm Heidrick & Struggles was engaged to lead the search for the Company's next CEO, with an early slate of highly qualified candidates in hand.
•A new corporate headquarters is being established in Dallas, complementing the Company's permanent on-site presence in Amarillo.
Financial Highlights and Liquidity
•$243 million of total cash and restricted cash on hand.
•$785 million of new equipment finance facilities secured during the quarter, anchored by a $500 million facility from MUFG, one of the world's leading infrastructure lenders.
•$156 million financing commitment secured with Yorkville for general corporate purposes.
•$421 million of outstanding debt reflecting new borrowings under equipment financing facilities and the full repayment of the Macquarie Term Loan.

•$189 million net loss in the quarter ($0.30 per diluted share) primarily driven by $134 million of non-cash share-based compensation and a $25 million extinguishment loss on the Macquarie Term Loan.
•$441 million of capital invested in Property, Plant, and Equipment, bringing the gross balance to approximately $1.4 billion as of quarter end.
•Future capital deployment will remain disciplined and aligned with commercial progress.
Conference Call Information
Fermi plans to host a conference call and webcast at 9 a.m. Eastern Time / 2 p.m. British Time today, May 14, 2026, to discuss its first quarter results.
To participate, dial (888) 506-0062 in the U.S. or +1 973-528-0011 internationally approximately 15 minutes prior to the scheduled start time and refer to conference code 791289. The call will also be webcast in a listen-only mode and can be accessed through the Investor Relations Events & Presentations page of Fermi’s website. A replay of the webcast will be available for a period of one year.
SEC Filings
Fermi's report on Form 10-Q for the quarter ended March 31, 2026, will be filed with the U.S. Securities and Exchange Commission and made available through the SEC's website and the Investor Relations section of Fermi’s website.
Investor & Media Contact
Rodrigo Acuna — IR@fermiamerica.com
About Fermi America™
Fermi America™ (Nasdaq & LSE: FRMI) develops next-generation private electric grids that deliver highly redundant power at gigawatt scale to support next-generation intelligence and AI compute. Fermi America™ combines cutting-edge technology with a deep bench of proven world-class multi-disciplinary leaders with a combined 25 GW of experience, to create the world's largest, 11 GW next-gen private grid, helping ensure America's energy and AI dominance. The behind-the-meter Project Matador campus is expected to integrate the nation's biggest combined-cycle natural gas project, one of the largest clean, new nuclear power complexes in America, utility grid power, solar power, and battery energy storage, to support hyperscale AI and advanced computing. For additional information visit www.fermiamerica.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our development plans, construction timelines, permitting and regulatory approvals, tenant agreements, financing activities, generation capacity, future expansion of Project Matador, and anticipated operational milestones.
These statements are based on current expectations and assumptions and are subject to known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others: our ability to obtain and maintain required permits and regulatory approvals, including from the NRC and TCEQ; our ability to secure binding tenant agreements and creditworthy counterparties; the availability of project financing and capital on acceptable terms; risks associated with large-scale construction and infrastructure development; interconnection availability and grid constraints; supply chain and equipment procurement risks; commodity availability and pricing, including natural gas and water; risks associated with nuclear development and licensing; counterparty performance; and broader economic, regulatory, and market conditions.

Statements regarding potential generation capacity in excess of currently permitted levels, including any reference to expansion beyond approximately 6 GW or up to 11 GW or 17 GW, are subject to the successful receipt of additional permits and approvals, financing, interconnection capacity, land acquisition, and other factors, and there can be no assurance that such capacity will be developed or achieved.
Statements regarding total site acreage, including any reference to expansion beyond currently controlled or leased land, are subject to the closing of pending acquisitions, land availability, and other factors, and there can be no assurance that such acreage will be realized.
These forward-looking statements represent management’s expectations as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise these statements. Additional information regarding these and other risks is included in the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Fermi Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value amounts and share numbers)
(unaudited)

	As of	As of
	March 31, 2026	December 31, 2025
Assets
Property, plant, and equipment, net	$1,430,909	$935,295
Cash and cash equivalents	207,501	408,529
Restricted cash	35,792	—
Prepaid expenses and other assets	63,592	47,753
Operating lease right-of-use assets	39,699	21,737
Total assets	$1,777,493	$1,413,314
Liabilities and stockholders’ equity
Debt, net	$421,296	$109,799
Accounts payable and accrued liabilities	238,624	176,572
Operating lease liabilities	43,714	21,320
Other liabilities	1,582	9,751
Total liabilities	705,216	317,442
Commitments and contingencies (Note 8)
Stockholders’ equity
Common stock, $0.001 par value; 2,400,000,000 shares authorized, 629,839,790 shares issued and outstanding as of March 31, 2026 and December 31, 2025	628	628
Preferred stock, $0.001 par value; 10,000,000 shares authorized, and no shares issued or outstanding as of March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	1,393,541	1,228,443
Accumulated deficit	(321,892)	(133,199)
Total stockholders’ equity	1,072,277	1,095,872
Total liabilities and stockholders’ equity	$1,777,493	$1,413,314

Fermi Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share numbers)
(unaudited)

	Three Months Ended March 31, 2026	For the period from January 10, 2025 (Inception) through March 31, 2025
Expenses:
General and administrative	$166,244	$78
Total expenses	166,244	78
Loss from operations	(166,244)	(78)
Other income (expense):
Interest income	2,349	—
Other income (expense), net	(24,798)	—
Total other income (expense)	(22,449)	—
Net loss	$(188,693)	$(78)
Net loss per share – basic and diluted	$(0.30)	$ (0.00)
Weighted average shares outstanding – basic and diluted	629,839,790	73,687,500

Fermi Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31, 2026	For the period from January 10, 2025 (Inception) through March 31, 2025
Cash flows used in operating activities:
Net loss	$(188,693)	$(78)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	133,980	—
Loss on extinguishment of debt	24,753	—
Other non-cash activities	222	3
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	29,292	29
Prepaid expenses and other assets	(6,899)	—
Net cash used in operating activities	$(7,345)	$(46)
Cash flows used in investing activities:
Investments in property, plant, and equipment	(441,188)	(32)
Other investing activities	—	—
Net cash used in investing activities	$(441,188)	$(32)
Cash flows from financing activities:
Proceeds from issuance of debt, net of debt discount	430,827	—
Repayment of Macquarie term loan	(144,294)	—
Payment of debt issuance costs	(3,236)	—
Proceeds from contributions by members, net of issuance costs	—	297
Net cash provided by financing activities	$283,297	$297
Change in cash, cash equivalents and restricted cash	(165,236)	219
Cash, cash equivalents and restricted cash, at beginning of period	408,529	—
Cash, cash equivalents and restricted cash, at end of period	$243,293	$219

Cash, cash equivalents and restricted cash, at end of period:
Cash and cash equivalents	$207,501	$219
Restricted cash	35,792	—
Cash, cash equivalents and restricted cash, at end of period	$243,293	$219